EXHIBIT 99.1

BC FORM 51-901F

YEAR END REPORT

Incorporated as part of:   Schedules B & C

ISSUER DETAILS:

Name of Issuer	IMAGIS TECHNOLOGIES INC.

For Year Ended	December 31, 2002

Date of Report	March 31, 2003

Issuer Address	1630 - 1075 West Georgia Street
Vancouver, British Columbia
V6E 3C9

Issuer Fax Number	(604) 684-9314

Issuer Telephone Number	(604) 684-2449

Contact Name	Michael O'Connor

Contact Position	Director of Investor Relations

Contact Telephone Number	(604) 684-2449

Contact Email Address	Michaelo@imagistechnologies.com

Web Site Address	www.imagistechnologies.com

CERTIFICATE

THE THREE SCHEDULES REQUIRED TO COMPLETE THIS REPORT ARE ATTACHED AND THE DISCLOSURE CONTAINED THEREIN HAS BEEN APPROVED BY THE BOARD OF DIRECTORS. A COPY OF THIS REPORT WILL BE PROVIDED TO ANY SHAREHOLDER WHO REQUESTS IT.

Iain Drummond	"Iain Drummond"	03/03/31
Name of Director	Sign (typed)	Date Signed (YY/MM/DD)

Treyton Thomas	"Treyton Thomas"	03/03/31
Name of Director	Sign (typed)	Date Signed (YY/MM/DD)

SCHEDULE B:   SUPPLEMENTARY INFORMATION

1.      Analysis of expenses:

(a)     Cost of materials

Supplies and services	127,362
Withholding tax on payment from foreign customer	49,023
Other	2,705

Total	$279,090

(b)     Sales

Salaries and benefits	1,394,603
Travel	900,750
Other	239,645

Total	$2,534,998

(c)     Marketing

Salaries and benefits	132,231
Tradeshows	242,692
Website and internet	66,832
Other	162,987

Total	$604,742

(d)     Technical services

Salaries and benefits	542,536
Travel	165,287
Other	112,207

Total	$820,030

(e)     Technology development

Salaries and benefits	961,674
Travel	192,334
Rent and utilities	129,589
Consulting	207,500
Other	176,930

Total	$1,668,027

(f)     Administration

Consulting fees	319,237
Rent and utilities	195,573
Office expenses	140,734
Insurance	140,411
Management fees	176,903
Stock based compensation	290,723

Salaries and benefits	350,833
Audit and legal fees	497,416
Shareholder information	96,276
Telephone	37,957
Postage and courier	46,342
Transfer agent and filing fees	31,749
Travel	369,853
Other	1,018,710

Total	$3,712,717

2.      Related party transactions:

Salaries for five officers (of which one is also a Director)	$ 473,049
Consulting fees paid to five directors	237,205
Management fees for two officers	121,367
Fees paid for administrative services to a company with a common	315,942
director
Interest paid to a company with a common director (paid by issuance	19,000
of common shares of the Company)

Total	$1,166,563

3.      Summary of securities issued and options granted during the year ended December 31, 2002

(a)     Summary of securities issued during the period:

Date Of Issue	Type Of Security	Type Of Issue	Number or Amount	Price	Total Proceeds	Type of Consideration	Commission
01/04/02	Common	Option exercise	45,000	$1.00	$ 45,000	Cash	Nil
01/25/02	Common	Option exercise	13,500	$1.00	$ 13,500	Cash	Nil
01/29/02	Common	Option exercise	16,166	$1.00	$ 16,166	Cash	Nil
01/31/02	Common	Option exercise	25,833	$1.00	$ 25,833	Cash	Nil
02/04/02	Common	Warrant exercise	17,850	$1.10	$ 19,635	Cash	Nil
02/07/02	Common	Option exercise	5,000	$1.00	$ 5,000	Cash	Nil
02/08/02	Common	Bonus shares	37,500	$2.10	$ 78,750	Consulting Services	Nil
02/19/02	Common	Option exercise	7,666	$1.00	$ 7,666	Cash	Nil
02/21/02	Common	Option exercise	4,000	$1.00	$ 4,000	Cash	Nil
02/26/02	Common	Warrant conversion	70,000	$2.17	$ 151,900	Conversion of Special Warrants	Nil
02/28/02	Common	Option exercise	13,500	$1.00	$ 13,500	Cash	Nil
03/11/02	Common	Warrant exercise	35,000	$2.55	$ 89,250	Cash	Nil
03/11/02	Common	Warrant exercise	92,077	$2.17	$ 199,807	Cash	Nil
03/11/02	Common	Warrant conversion	481,037	$2.17	$1,043,850	Conversion of Special Warrants	Nil
03/11/02	Common	Warrant exercise	4,150	$1.10	$ 4,565	Cash	Nil
03/19/02	Common	Option exercise	2,500	$1.50	$ 3,750	Cash	Nil
03/25/02	Common	Warrant exercise	35,058	$2.17	$ 76,076	Cash	Nil
04/02/02	Common	Warrant exercise	4,500	$1.10	$ 4,950	Cash	Nil
04/02/02	Common	Warrant conversion	50,000	$2.17	$ 108,500	Conversion of Special Warrants	Nil
04/05/02	Common	Warrant conversion	45,000	$2.17	$ 97,650	Conversion of Special Warrants	Nil
04/05/02	Common	Warrant conversion	115,208	$2.17	$ 250,001	Conversion of Special Warrants	Nil
04/08/02	Common	Warrant exercise	5,000	$2.55	$ 12,750	Cash	Nil
04/12/02	Common	Warrant exercise	150	$1.10	$ 165	Cash	Nil

04/12/02	Common	Warrant exercise	3,350	$1.10	$ 3,685	Cash	Nil
04/17/02	Common	Warrant exercise	5,000	$2.55	$ 12,750	Cash	Nil
04/23/02	Common	Warrant exercise	22,500	$2.55	$ 57,375	Cash	Nil
04/26/02	Common	Warrant exercise	3,000	$1.10	$ 3,300	Cash	Nil
05/08/02	Common	Warrant exercise	33,456	$2.55	$ 85,313	Cash	Nil
05/10/02	Common	Warrant conversion	45,400	$2.17	$ 98,518	Conversion of Special Warrants	Nil
05/13/02	Common	Warrant exercise	34,562	$2.55	$ 88,133	Cash	Nil
05/13/02	Common	Warrant conversion	45,000	$2.17	$ 97,650	Conversion of Special Warrants	Nil
05/23/02	Common	Warrant exercise	72,500	$1.10	$ 79,750	Cash	Nil
05/23/02	Common	Warrant exercise	12,500	$2.55	$ 31,875	Cash	Nil
05/28/02	Common	Warrant exercise	5,000	$1.10	$ 5,500	Cash	Nil
06/05/02	Common	Warrant exercise	57,604	$2.55	$ 146,890	Cash	Nil
06/07/02	Common	Warrant exercise	7,000	$1.10	$ 7,700	Cash	Nil
06/12/02	Common	Option exercise	21,505	$2.97	$ 63,870	Cash	Nil
06/12/02	Common	Option exercise	3,000	$1.99	$ 5,970	Cash	Nil
06/17/02	Common	Option exercise	10,000	$1.00	$ 10,000	Cash	Nil
06/27/02	Common	Warrant exercise	156,500	$1.10	$ 172,150	Cash	Nil
07/08/02	Common	Private placement	1,166,667	$2.28	$2,660,001	Cash	(1
07/12/02	Common	Option exercise	30,000	$1.00	$ 30,000	Cash	Nil
09/06/02	Common	Option exercise	75,000	$0.30	$ 22,500	Cash	Nil
10/01/02	Common	Option exercise	21,505	$2.97	$ 63,870	Cash	Nil
11/01/02	Common	Option exercise	5,000	$1.00	$ 5,000	Cash	Nil
11/08/02	Common	Option exercise	6,667	$1.50	$ 10,001	Cash	Nil
11/08/02	Common	Warrant conversion	495,392	$2.17	$1,075,001	Conversion of Special Warrants	Nil
11/09/02	Common	Warrant conversion	80,645	$2.17	$ 175,000	Conversion of Special Warrants	Nil
11/19/02	Common	Option exercise	33,334	$1.00	$ 33,334	Cash	Nil
11/19/02	Common	Option exercise	10,000	$1.50	$ 15,000	Cash	Nil
11/21/02	Common	Option exercise	6,600	$1.50	$ 9,900	Cash	Nil
11/21/02	Common	Option exercise	10,000	$1.00	$ 10,000	Cash	Nil
11/25/02	Common	Bonus shares	20,000	$1.25	$ 25,000	Officer Compensation	Nil
11/25/02	Common	Bonus shares	10,000	$1.90	$ 19,000	Bonus related to Loan	Nil
11/25/02	Common	Option exercise	6,000	$1.00	$ 6,000	Cash	Nil
12/10/02	Common	Option exercise	3,334	$1.00	$ 3,334	Cash	Nil
12/30/02	Common	Warrant exercise	247,696	$1.63	$ 403,744	Cash	Nil
12/30/02	Common	Warrant exercise	40,323	$1.63	$ 65,726	Cash	Nil

(1)

A commission was paid to Roth Capital related to the July private placement of $218,008 (US$140,000) cash and 105,000 warrants to purchase 105,000 common shares of the Company at US$1.80. These warrants expire on July 24, 2004 and have a fair value of $136,730 based on the Black- Scholes model.

(b)     Options/warrants granted during the period:

Date of Grant	Type Of Issue	Number	Name	Exercise Price	Expiry Date
01/18/02	Warrant	50,000	Pembridge	$2.20	01/18/04
01/31/02	Option	10,000	Consultant	$2.24	01/31/07
02/08/02	Option	100,000	Consultant	$2.97	02/08/04
03/01/02	Option	25,000	Employee	$2.35	03/01/07

03/04/02	Option	10,000	Employee	$2.35	03/04/07
03/04/02	Option	250,000	Roy Davidson Trivett	$2.35	03/04/07
03/04/02	Option	45,000	Consultants	$2.35	03/04/07
05/15/02	Option	170,000	Employees	$2.35	05/15/07
05/15/02	Option	25,000	Murray Jamieson	$2.35	05/15/07
05/15/02	Option	5,000	Consultant	$2.35	05/15/07
06/30/02	Option	145,000	Employees	$2.35	06/30/07
06/30/02	Option	25,000	Murray Jamieson	$2.35	06/30/07
06/30/02	Option	25,000	Wayne Smith	$2.35	06/30/07
07/08/02	Warrant	291,667	OSI Systems Inc	$2.28	07/24/04
07/31/02	Option	300,000	Trey Thomas	$2.35	07/31/07
07/31/02	Option	50,000	Richard Katrusiak	$2.35	07/31/07
07/31/02	Option	35,000	Employees	$2.35	07/31/07
08/31/02	Option	300,000	Iain Drummond	$2.35	08/31/07
10/31/02	Option	65,000	Employees	$2.35	10/31/07
10/31/02	Option	25,000	Wayne Smith	$2.35	10/31/07
11/06/02	Warrant	105,000	Roth Capital	$2.84	07/24/04

3.      Summary of securities as at December 31, 2002

(a)     Authorized share capital: 100,000,000 common shares without par value

(b)     Number and recorded value for shares issued and outstanding:

Issued and outstanding	No. of shares	Amount
Balance December 31, 2002	20,350,866	$17,361,118

3.      Summary of securities as at December 31, 2002, continued

(c)     Description of options, warrants and convertible securities outstanding:

         Options

Number of Common Shares Issuable	Exercise Price	Date of Expiry

155,000	$0.30	07/06/03
50,000	$1.00	02/25/04
45,000	$1.00	03/25/04
60,000	$1.00	07/19/04
196,999	$1.00	01/19/05
546,666	$1.00	08/30/06
15,000	$2.35	09/02/05
15,000	$2.35	11/02/05
160,000	$2.20	12/19/06
15,000	$2.06	12/05/05
27,000	$1.99	12/20/05
8,400	$1.50	12/20/05
245,833	$1.50	05/14/06
305,000	$2.35	03/04/07
56,990	$2.97	02/08/04
10,000	$2.24	01/31/07
170,000	$2.35	05/15/07
155,000	$2.35	06/30/07
385,000	$2.35	07/31/07
300,000	$1.50	08/31/07
85,000	$2.35	10/31/07

3,006,888

         Warrants

Number of Common Shares Issuable	Exercise Price	Date of Expiry

133,334	$1.25	February 23, 2003
235,833	$1.81	March 9, 2002
50,000	$2.20	January 18, 2004
291,667	$2.28	July 24, 2004
105,000	$2.84	July 24, 2004

815,834

3.      Summary of securities as at December 31, 2002, continued

(c)     Description of options, warrants and convertible securities outstanding (continued):

           Convertible Securities

On November 9, 2001, 1,427,682 special warrants were sold at a price of $2.17 per special warrant, each of which entitles the holder, upon exercise and without payment of further consideration, to acquire one common share of the Company and one-half of one common share purchase warrant (the “Warrants”) of the Company. Each whole warrant will entitle the holder to purchase one common share of the Company at a price of $2.55 for a period of one year from the date the underlying shares are qualified for resale.

As at December 31, 2002, all of the special warrants had been converted into common shares.

4.      List of directors and officers as of March 31, 2003:

Name	Position

Oliver "Buck" Revell	Director and Chairman of the Board
Iain Drummond	Director, Chief Executive Officer, and President
Wayne Smith	Chief Financial Officer
Tim Ruggles	Vice President Business and Product Development
Rory Godinho	Corporate Secretary
Andy Amanovich	Chief Technology Officer
Altaf Nazerali	Director
Roy Trivett	Director
Treyton Thomas	Director

SCHEDULE C: MANAGEMENT DISCUSSION

DESCRIPTION OF BUSINESS

Forward-Looking Statements:

Except for statements of historical fact, certain information contained herein constitutes “forward-looking statements,” including without limitation statements containing the words “believes,” “anticipates,” “intends,” “expects,” and words of similar import, as well as all projections of future results.

Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results or achievements of the Issuer to be materially different from any future results or achievements of the Issuer expressed or implied by such forward-looking statements. Such factors include, but are not limited to the following: the Issuer’s limited operating history; the Issuer’s need for additional financing; the Issuer’s history of losses; the Issuer’s dependence on a small number of customers; risks involving new product development; competition, management of growth and integration; risks of technological change; the Issuer’s dependence on key personnel; risks involving lengthy sales cycles; marketing relationships and third-party suppliers; the Issuer’s ability to protect its intellectual property rights; risks associated with exchange rate fluctuations; risks of software defects; risks associated with product liability; the directors’ and officers’ involvement in other projects; the Issuer’s strategic alliances with Sanyo Semiconductor Company and Intacta Technologies Inc. to form Zixsys Inc.; the Issuer’s agreements with OSI Systems Inc.; the volatility of the Issuer’s share price; risks associated with certain shareholders’ exercising control over certain matters; and the other risks and uncertainties described under “Description of Business – Risk Factors” in the Company’s annual report. Certain of the forward-looking statements contained in this annual report are identified with cross-references to this section and/or to specific risks identified under “Description of Business – Risk Factors.”

Although the Issuer believes that expectations reflected in these forward-looking statements are reasonable, the Issuer cannot guarantee future results, levels of activity, performance, achievements or other future events. Moreover, neither the Issuer nor anyone else assumes responsibility for the accuracy and completeness of these forward-looking statements. The Issuer is under no duty to update any of these forward-looking statements after the date of this report. You should not place undue reliance on these forward-looking statements.

About Imagis

Imagis Technologies Inc. is a developer and marketer of software applications and advanced biometric facial recognition software solutions both as products and as a Software Development Kit. These applications provide a range of security solutions in various industry sectors including airports, law enforcement, customs, immigration and other government agencies, and gaming. The Company currently has over one hundred and forty installations of its software products.

Overview

Revenue for software and services has historically accounted for a substantial portion of the Company’s revenue. Typically, the Company enters into a fixed price contract with a customer for the licensing of selected software products and the provision of specific services. The Company generally recognizes total revenue for software and services associated with a contract using percentage of completion method based on the total costs incurred over the total estimated costs to complete the contract.

The Company’s revenue is dependent, in large part, on significant contracts from a limited number of customers. As a result, any substantial delay in the Company’s completion of a contract, the inability of the Company to obtain new contracts or the cancellation of an existing contract by a customer could have a material adverse effect on the Company’s results of operations. The loss of certain contracts could have a material adverse effect on the Company’s business, financial condition, operating results and cash flows. As a result of these and other factors, the Company’s results of operations have fluctuated in the past and may continue to fluctuate from period-to-period.

Recent events have increased awareness of and interest in products that have law enforcement or other security applications. There can be no assurance, however, that such trends will continue or will result in increased sales of the Company’s products and services.

Results of Operations for the year ended December 31, 2002 compared to December 31, 2001:

Revenues

Imagis’ total revenues increased 44% to $3,022,888 for the year ended December 31, 2002 over the comparable prior year level of $2,094,707. The higher revenues were attributable to higher software sales revenues. Management intends to continue to focus on increasing software sales revenues.

Sales of the Company’s software products rose 70% to $2,584,039 this year as compared to $1,519,925 for 2001. The increase in software sales revenues this year is primarily due to an installation at a United Kingdom national police agency and the sale of a licensing agreement to Zixsys, as well as the overall increased number of customers.

Support and services revenues for 2002 were $344,456 and were 3% lower than in 2001 of $356,441. The lower 2002 level resulted from reduced revenues derived from contract services this year, and the difference from 2001is solely attributable to the completion of a single special contract the Company had taken on in 2000 directly rather than through a partner and which concluded mid-2001. As stated last year, the Company is not seeking such contract work but intends to remain focused on both development and the more profitable sales of its software products. The support revenues are increasing as sales revenues increase and the deferred revenue of $339,485 recorded as at December 31, 2002 consists solely of ongoing support contracts, this represents a 474% increase over the 2001 deferred revenue balance of $59,184.

Other revenues were $94,393 for 2002, whereas comparable revenues of $218,341 were earned in the prior year, a decrease of 57%. The 2002 revenues were primarily earned through interest revenue whereas the 2001 revenues were primarily due to cost recoveries of supplies and equipment relating to software installations. As the majority of the 2002 revenues were earned through sales via business partners Imagis did not incur the associated installation costs and there were no significant cost recoveries.

Operating Costs

Operating expenses totaled $9,974,281 for 2002, which is 95% higher than the 2001 operating expenses of $5,115,411. The higher costs over the prior year resulted from increases in permanent and contracted staff, greater travel in sales and marketing and administration, and exceptional corporate costs included in the administrative category. Operating costs include cost of materials and services, sales and marketing, technical services, technology development, administration, stock based compensation, interest and amortization. The increase in operating costs during 2002 was due to increased levels of activity in all areas in expectation of an increased level of demand for the company’s products. The increased level of demand did not materialize primarily due to the total lack of any post September 11th business that had been forecast in the United States being placed. Management of the company has implemented significant cost reduction strategies during the final quarter of 2002 and the current operating expense rate is equivalent to approximately $7,000,000 per annum.

Administration

Administrative costs for 2002 were $3,712,717, which is 92% higher than for 2001 of $1,932,813. Administrative costs include staff salaries and related benefits and travel, stock based compensation, consulting and professional fees, facility and support costs, shareholder, regulatory and investor relations costs and 2002 special financial advisory costs incurred related to the Company’s corporate strategies, which includes the new strategic partnership achieved with OSI Systems, Inc. and a special corporate privatization proposal received in the first quarter.

Generally all categories were higher due to the higher level of corporate activity this year, however there were a number of exceptional expenses. Consulting and professional fees rose $1,017,335, primarily due to an increase in legal costs of $296,422 and financial advisory consulting costs of $503,956. These costs represent 80% of the total consulting and professional fees and are due to a combination of the costs associated with the OSI strategic partnership and the privatization proposal received during the first quarter. There were no comparable costs incurred during 2001 and they are not expected to be incurred in future years. Stock based compensation for the year was $290,723 and consists of the estimated fair market value of options granted to non-employees, based on the Black-Scholes model. The policy of recording stock based compensation was adopted as of January 1, 2002, consequently there is no comparable figure for the prior year. Staff costs rose $165,089 due to the addition of staff. Facility and support costs rose $262,220 over the prior year due to the overall staff growth and use of contract support staff. The balance of the increase of $58,540 was due to general increases in office overhead.

The Company’s administrative costs have declined since the second quarter of the year due to no longer using the financial advisory services and contract support staff. Management has also implemented significant cost reduction strategies during the final quarter of 2002 that will further reduce administrative costs during future periods.

Bad debt expense

The bad debt expense in 2002 consists of a single customer that defaulted on payment for a software license. While the customer has confirmed their intention to pay the outstanding amount, management of the Company has determined that collection is doubtful. Bad debt expense in 2001 also consists of a single customer that defaulted on payment for a software installation.

Costs of materials and services

The costs of materials and services are incurred in conjunction with the support services that the Company provides to customers. These costs amounted to $179,090 in 2002, which is comparable to the level in 2001 of $175,851.

Interest and Amortization

Interest expense incurred this year related to financing of equipment amounted to $31,089, down 25% from the prior year of $41,556. Amortization in 2002 amounted to $140,408 as compared to $31,016 for 2001. The increase in amortization expense reflects purchases of equipment and the amortization expense associated with the acquisition of the Intacta license and patents.

Sales and marketing

Sales and marketing expenses for 2002 were $3,139,740, and were 240% higher than those in 2001 of $923,010. The increase is attributable to higher costs incurred for new sales representatives in the US, Europe and the Far East engaged on a contract basis in 2002, and additions to salaried sales staff. The sales representatives’ cost increased $1,050,410. There were no contracted sales representatives prior to this time, and hence no comparable 2001 contract costs. In addition, travel and trade show costs for both staff and these representatives rose $805,187 due to the increase in the amount of traveling and overall activity this year over that in the prior year when funds were limited. The company’s website also incurred costs of $63,751 over 2001 levels. Imagis significantly increased its sales and marketing efforts during 2002 in order to increase market awareness of the Company and its products and capitalize on expected increased sales opportunities. The Company may increase its sales team further in the future should the need arise but no further additions are currently contemplated. In addition, management is now using a more targeted marketing and sales strategy as it is believed that the efforts to achieve increased general market awareness of the Company and its products have been successful during 2002. Consequently, the Company expects that sales and marketing expenses will continue at approximately the same or reduced levels in future periods.

Technology development

The technology development expenses for 2002 were $1,668,027, which is 37% higher than the 2001 comparable costs of $1,215,945. The increase over the prior period reflects a number of additions to staff and higher travel costs incurred this year. The Company also contracted another software development company to develop an application for $200,000. The Company has been adding to its development staff throughout 2002 and has increased its development group capability. Technology development expenses are expected to remain at this approximate level until such time as market demand for new products necessitates adding resources. This will only occur when specific sales opportunities are identified.

Technical services

Costs for the technical services group were $820,030 this year, which is 12% higher than the comparable 2001 costs of $732,906. The costs in 2001 reflect primarily the travel and staff costs in support of the Alameda installation, necessitated by the technical aspects of the application. This installation is now completed. The increased costs in 2002 reflect the increase in software sales and include the costs incurred to complete the Alameda project. The technical services group generally assists the Company’s strategic partners in their installation of Imagis’ products and also provides clients with any technical support they may require under annual support contracts, and includes primarily costs for salaries, facilities and travel. Costs for future quarters will be dependent on the sales levels achieved by the Company.

Net Loss for the Period

Overall, the Company incurred a net loss for 2002 of $6,951,393 or $0.38 per share, which is 130% higher than the net loss incurred in 2001 of $3,020,704 or $0.21 per share. While revenues rose 45% during the year, significantly higher operating costs incurred in sales and marketing, technology development, and administration offset the revenue gain.

SUBSEQUENT EVENTS

(a)	112,050 options were exercised for proceeds to the Company of $98,870 and 133,334 warrants were exercised for proceeds to the Company of $166,668

(b)

Pursuant to a Letter of Intent dated December 6, 2002 and an Arrangement Agreement dated February 14, 2003 the Company has agreed to acquire 100% of the issued and outstanding shares of Briyante Software Corp. (“Briyante”), a software development company. Under the terms of this agreement the Company will issue 0.2857 of a common share for each 1 common share of Briyante. The arrangement agreement was approved by the shareholders of Briyante at an annual and special general meeting held on March 17, 2003 and by an order of the Supreme Court of British Columbia on March 20, 2003. The Company and Briyante intend to attend to all items necessary to close the transaction in due course.

(c)

Pursuant to a term sheet dated February 20, 2003, the Company has entered into a private placement agreement to obtain financing of up to USD$4.0 million, with an initial sale of up to USD$1.5 million in the form of a special warrant and up to USD$2.5 million in the form of a series of sales of common shares under an effective registration agreement filed with the Securities and Exchange Commission. This agreement is subject to final documentation, approval of the board of directors of the Company, and regulatory approval.

(d)	The following commitments with a company related by virtue of having a director in common were amended as follows:

(i)

the strategic alliance agreement to develop and market integrated airport and security products with the related company has been extended to July 8, 2004. The expenditure commitment has been reduced to a minimum of USD$125,000 on product development and the operation of an Airport Security Group to market the products

(ii)

the agreement to engage the related company to provide software development services has been extended to December 31, 2004. The expenditure commitment has been reduced to a minimum of USD$125,000, based on hourly rates charged at 85% of fair market value

(iii)

the Company has agreed that, subject to regulatory approval, the exercise price of the warrants for the purchase of 291,667 shares, issued in conjunction with a private placement to the related company completed during 2002, will be reduced from USD$1.50 (CDN$2.28) to the same price per share as that afforded the investors under the financing currently under negotiation

(iv)	the Company has agreed to pay the related company a management fee of USD$250,000 on or before March 20, 2004

FINANCINGS, PRINCIPAL PURPOSES AND MILESTONES

On July 8, 2002, the Company received $1,750,000 US from OSI Systems Inc. for 1,166,667 shares at a price of $1.50 US ($2.28 CDN). OSI Systems also received 291,667 share purchase warrants (expiring July 7, 2004) entitling them to purchase 291,677 common shares of the Company for $1.50 US. The proceeds of this financing are being used for general working capital requirements.

LIQUIDITY AND SOLVENCY

The Company’s cash on hand at the beginning of the year, including funds on deposit, aggregated $2,760,659. During 2002, the Company received additional funds of $1,994,283 from the exercise of both stock options and warrants. In total, 375,110 options and 894,776 warrants were exercised which resulted in aggregate proceeds to the Company of $423,193 and $1,571,090, respectively. On July 8, 2002, the Company also completed a private placement of 1,166,667 common shares, described below, that resulted in net proceeds to the Company of $2,416,713 after commissions and share issue costs. The total received for the issuance of common shares was $4,410,996.

The Company used these funds primarily to finance its operating loss for the year. The impact on cash of the loss of $6,951,393, after adjustment for non-cash items and changes to other working capital accounts in the period, resulted in a negative cash flow from operations of $5,961,464. The Company also used funds to purchase capital equipment amounting to $311,587, to purchase software royalty rights for $236,395, and to purchase software patents for $78,227 during the year.

To meet the requirements of the adjusted loss coupled with the equipment and other asset purchases, a call on the Company’s short-term cash deposits amounting to $2,560,000 was made.

In summary, the Company’s cash position rose by $206,010 from $141,162 at the beginning of the year to $347,172 at December 31, 2002, and additional funds on deposit declined from $2,560,000 at January 1, 2002, to $nil at the year end.

On July 8, 2002, pursuant to a subscription agreement, the Company issued to OSI 1,166,667 common shares and 291,667 warrants, each warrant to purchase one common share exercisable until July 8, 2004, at an exercise price of US$1.50 per share, at an aggregate purchase price of US$1,750,000. The subscription agreement provides, among other things, for an adjustment to the purchase price through the issuance of additional shares if the Company issues common shares or other securities convertible into or exercisable for common shares in another financing (with some exceptions) prior to July 9, 2003, at a price less than US$1.50 per share. The warrants provide for a similar adjustment as to the number of warrants and exercise price in the event of such an issuance.

Pursuant to the subscription agreement, the Company also agreed to designate one nominee of OSI to our Board of Directors, currently OSI does not have a nominee appointed to the Board. As a result of its purchase of the shares and warrants, OSI has become a principal shareholder of Imagis.

In connection with OSI’s purchase of shares and warrants, on July 8, 2002, the Company entered into the following additional agreements with OSI:

(i)

Product Development and Marketing Agreement. Under this agreement, the Company formed a strategic alliance with OSI to develop mutually agreed integrated airport and transportation security products using its facial recognition technologies and OSI’s security products. The Company agreed to form an internal transportation security group and commit a minimum of US$250,000 to develop these products and operate this group. Imagis will receive a royalty for all sales made by OSI of products developed under this agreement.

(ii)

Software Developer Services Agreement. Under this agreement, Imagis agreed to engage, and OSI agreed to make available, the services of software engineers and equipment in OSI’s software development facility in Hyderabad, India. The Company agreed to pay to OSI a minimum of US$250,000 during the term of the agreement, which expires on June 30, 2003, provided that if the aggregate amount paid to OSI on such date is less than US$250,000, the agreement can be extended for six months.

(iii)

Joint Venture Letter of Intent. Under this letter of intent, upon OSI’s establishment of a Brazilian entity to oversee marketing, sales, service and assembly and marketing of OSI’s products, in Brazil and the establishment of an office in Brazil, Imagis will invest US$250,000 for a 20% equity ownership in that entity.

Subsequent to December 31, 2002 the above agreements were amended as follows:

(i)

the strategic alliance agreement to develop and market integrated airport and security products with OSI has been extended to July 8, 2004. The expenditure commitment has been reduced to a minimum of US$125,000 on product development and the operation of an Airport Security Group to market the products.

(ii)

the agreement to engage OSI to provide software development services has been extended to December 31, 2004. The expenditure commitment has been reduced to a minimum of US$125,000, based on hourly rates charged at 85% of fair market value.

(iii)

the Company has agreed that, subject to regulatory approval, the exercise price of the warrants for the purchase of 291,667 shares, issued in conjunction with the private placement to OSI completed during 2002, will be reduced from US$1.50 (CDN$2.28) to the same price per share as that afforded the investors under the financing currently under negotiation.

(iv)	The Company has agreed to pay OSI a management fee of US$250,000 on or before March 20, 2004

During the second quarter of this year the Company entered into a strategic alliance agreement with Sanyo Semiconductor Company and Intacta to form Zixsys Inc. (formerly known as SecurityART Inc.). Zixsys will integrate the hardware and software technologies of all three companies and thereafter market security products for use in airports, buildings, laboratories, document authentication and verification for passports, visas and ID cards. During the quarter ended September 30, 2002 Imagis acquired the rights to Intacta Technologies Inc.‘s royalties’ payable under the strategic alliance agreement for consideration of US$150,000. During the fourth quarter of the year the Company acquired all patents held by Intacta outside the United States for consideration of US$50,000.

There can be no assurance that the relationships with OSI or Zixsys or the integration of technologies with OSI or Zixsys will prove to be successful in the future or will result in any material revenue for the Company.

The Company does not have sufficient cash flow from operations to fund its operations beyond April 2003 and will be required to seek additional financing. In recognition of this situation, the Company is currently actively seeking financing. Pursuant to the terms of a non-binding term sheet dated February 20, 2003 between the Company and a third-party, the Company has negotiated a private placement, the terms of which include: the sale of US$500,000 of special warrants that are exercisable for no additional consideration, which will be part of a proposed US$1.5 million of such securities, and an equity line of up to US$2.5 million that may be drawn down by the Company subject to certain restrictions.

The terms of such financing are subject to final documentation, approval of the board of directors of the Company, and regulatory approval.

There is no assurance that the Company will be able to secure this financing or any other financing or that any financing will be obtained on terms favorable to the Company. Failure to obtain adequate financing could result in a substantial curtailment of Imagis’ operations.